McGladrey & PULLEN, LLP                                               RSM
_________________________                                        _______________
Certified Public Accountants and Consultants                     international




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated December 4, 1998, on the financial statements referred to therein, in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A, File No. 33-36317, of the New Jersey Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission.




                                                       McGladrey & Pullen, LLP


New York, New York
February 28, 2000

                          INDEPENDENT AUDITOR'S REPORT


THE BOARD OF DIRECTORS AND SHAREHOLDERS
NEW JERSEY DAILY MUNICIPAL INCOME FUND, INC.


We have audited the accompanying statement of changes in net assets for the year ended October 31, 1998 and the financial highlights for each of the four years in the period ended October 31, 1998 of the New Jersey Daily Municipal Income Fund, Inc. This financial statement and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in its net assets and the financial highlights of the New Jersey Daily Municipal Income Fund, Inc. for the periods indicated, in conformity with generally accepted accounting principles.



                                                     McGladrey & Pullen, LLP
New York, New York
December 4, 1998